MDU RESOURCES GROUP, INC.
List of Subsidiaries
(effective December 31, 2022)

Subsidiaries	Jurisdiction of Formation
Alaska Basic Industries, Inc.	Alaska
Ames Sand & Gravel, Inc.	North Dakota
Anchorage Sand and Gravel Company, Inc.	Alaska
ARC Fabricators, L.L.C.	South Dakota
Baldwin Contracting Company, Inc.	California
Bell Electrical Contractors, Inc.	Missouri
Bombard Electric, LLC	Nevada
Bombard Mechanical, LLC	Nevada
Capital Electric Construction Company, Inc.	Kansas
Capital Electric Line Builders, Inc.	Kansas
Cascade Natural Gas Corporation	Washington
Centennial Energy Holdings, Inc.	Delaware
Centennial Holdings Capital LLC	Delaware
Central Oregon Redi-Mix, LLC	Oregon
Concrete, Inc.	California
Connolly-Pacific Co.	California
D S S Company	California
Desert Fire Holdings, Inc.	Nevada
Desert Fire Protection, a Nevada Limited Partnership	Nevada
Desert Fire Protection, Inc.	Nevada
Desert Fire Protection, LLC	Nevada
Duro Electric Company	Colorado
E & ER Company	South Dakota
Ellis & Eastern Company	South Dakota
E.S.I., Inc.	Ohio
Fairbanks Materials, Inc.	Alaska
Fidelity Exploration & Production Company	Delaware
Frebco, Inc.	Ohio
FutureSource Capital Corp.	Delaware
Granite City Ready Mix, Inc.	Minnesota
Hawaiian Cement	Hawaii
Intermountain Gas Company	Idaho
International Line Builders, Inc.	Delaware
InterSource Insurance Company	Vermont
Jebro Incorporated	Iowa
JTL Group, Inc. (Montana corporation)	Montana
JTL Group, Inc. (Wyoming corporation)	Wyoming

Kent’s Oil Service	California
Knife River Corporation	Delaware
Knife River Corporation - Mountain West	Delaware
Knife River Corporation – North Central	Minnesota
Knife River Corporation – Northwest	Oregon
Knife River Corporation – South	Texas
Knife River Dakota, Inc.	Delaware
Knife River Hawaii, Inc.	Delaware
Knife River Holding Company	Delaware
Knife River Marine, Inc.	Delaware
Knife River Midwest, LLC	Delaware
KRC Holdings, Inc.	Delaware
Lone Mountain Excavation & Utilities, LLC	Nevada
Loy Clark Pipeline Co.	Oregon
LTM, Incorporated	Oregon
MDU Construction Services Group, Inc.	Delaware
MDU Energy Capital, LLC	Delaware
MDU Industrial Services, Inc.	Delaware
MDU United Construction Solutions, Inc.	Delaware
Montana-Dakota Utilities Co.	Delaware
Northstar Materials, Inc.	Minnesota
OEG, Inc.	Oregon
PerLectric, Inc.	Virginia
Prairie Cascade Energy Holdings, LLC	Delaware
Prairie Intermountain Energy Holdings, LLC	Delaware
Rail to Road, Inc.	South Dakota
Rocky Mountain Contractors, Inc.	Montana
Sweetman Const. Co.	South Dakota
USI Industrial Services, Inc.	Delaware
Wagner Group, Inc., The	Delaware
Wagner-Smith Company, The	Ohio
Wagner-Smith Equipment Co.	Delaware
WBI Canadian Pipeline, Ltd.	Canada
WBI Energy Midstream, LLC	Colorado
WBI Energy Transmission, Inc.	Delaware
WBI Energy, Inc.	Delaware
WBI Holdings, Inc.	Delaware
WHC, Ltd.	Hawaii